Exhibit 10.20

SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (this “Second Amendment”) is made this 1st day of August, 2014, by and between KTR LOU I LLC, a Delaware limited liability company (“Landlord”) and Alliance Entertainment, LLC, a Delaware limited liability Company (“Tenant”).

RECITALS

WHEREAS, Cedar Grove-Crossdock, LLC, a Kentucky limited liability company and predecessor-in-interest to Landlord (“Original Landlord”), and Tenant entered into that certain Multi-Tenant Industrial Triple Net Lease dated as of December 14, 2007 (the “Initial Lease”), whereby Original Landlord leased to Tenant, and Tenant accepted and leased from Original Landlord, certain premises consisting of approximately 404,039 rentable square feet (the “Original Premises”) in the building located at 300 Omicron Court, Shepherdsville, Kentucky; and

WHEREAS, Landlord, as successor-in-interest to Original Landlord, and Tenant entered into that certain First Amendment to Lease Agreement dated January 18, 2013 (the “First Amendment”, and together with the Initial Lease, the “Original Lease”); and

WHEREAS, Expansion Premises B has been heretofore accepted by Tenant as having been delivered in accordance with the terms and conditions of the Original Lease, as evidenced by that certain Acceptance Agreement dated December 3, 2013, by and between Landlord and Tenant, and

WHEREAS, Landlord and Tenant desire to amend certain terms of the Original Lease in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing and the terms and provisions of this Second Amendment, Landlord and Tenant agree as follows:

1.

Capitalized Terms. The Original Lease, as modified by this Second Amendment, is referred to as the “Lease”. Capitalized terms used but not otherwise defined in this Second Amendment shall have the meanings ascribed to them in the Original Lease.

2.

Expanded Premises. Landlord and Tenant hereby acknowledge and agree that the Expansion Premises C Commencement Date occurred on July 1, 2014, and, as such, retroactively effective as of July 1, 2014 all references in the Lease to (i) the “Premises” shall mean, in the aggregate, the Current Premises (as defined in the First Amendment), Expansion Premises A, Expansion Premises B, and Expansion Premises C, which comprise 662,087 rentable square feet, and (ii) “Tenant’s Share” shall mean one hundred percent (100%).

3.

Term. Notwithstanding anything to the contrary contained in the Original Lease, the initial Term of the Lease is hereby extended for an additional period of seventy-five (75) full calendar months through November 30, 2024.

4.	Defined Terms. The definitions of the following Lease terms are hereby amended and restated in their entirety as follows:

a)	“Premises” means Approximately 662,087 rentable square feet as shown on Exhibit A attached to this Second Amendment.

b)	“Term” means One Hundred Ninety-Nine (199) months.

c)	“Guarantor(s)” means CD Listening Bar, Inc., a California corporation.

5.	Base Rent. Retroactively effective as of July 1, 2014, the schedule of Base Rent shall be and is hereby revised as follows:

Period	Monthly Base Rent
July 1, 2014 – November 30, 2014	$0.00
December 1, 2014 – November 30, 2015	$206,902.19
December 1, 2015 – November 30, 2016	$211,040.23
December 1, 2016 – November 30, 2017	$215,261.04
December 1, 2017 – November 30, 2018	$219,566.26
December 1, 2018 – November 30, 2019	$223,957.58
December 1, 2019 – November 30, 2020	$228,436.73
December 1, 2020 – November 30, 2021	$233,005.47
December 1, 2021 – November 30, 2022	$237,665.58
December 1, 2022 – November 30, 2023	$242,418.89
December 1, 2023 – November 30, 2024	$247,267.27

6.

Additional Rent. Notwithstanding anything contained in the Original Lease to the contrary, Tenant shall not be required to pay Tenant’s share of Operating Expenses or Real Property Taxes attributable to the period that commenced on July 1, 2014 and ends on November 30, 2014.

7.	Options to Extend. Section 20 of the Original Lease is hereby amended and restated in its entirety to read as follows:

“20.OPTIONS TO EXTEND.

20.1Terms of Options. If Tenant is not in material default (beyond applicable periods for notice and cure) under this Lease at the time an option to renew described below (each, a “Renewal Option”) is exercised or as of the commencement of the applicable Extension Term (as hereinafter defined), Tenant shall have the option to extend the Term for two (2) consecutive periods of five (5) years each (each, an “Extension Term” and together, the “Extension Terms”) commencing on the first day following the last day of the initial Term, or the last day of the first Extension Term, as applicable, upon the same terms and conditions as are contained in this Lease, except as otherwise hereinafter provided. Base Rent for the Extension Term shall be equal to the Fair Market Value Rental (as defined in Section 20.2). The Fair Market Value Rental shall be determined in accordance with Section 20.2. Each Renewal Option shall be exercised by written notice to Landlord given no later than nine (9) months prior to the last day of the initial Term, or the first Extension Term, as applicable, and the failure to timely exercise either such right shall mean that such rights are null and void.

20.2        Fair Market Rent Determination.

(a)If Tenant timely exercises a Renewal Option, Landlord shall send to Tenant, within fifteen (15) days of Landlord’s receipt of Tenant’s exercise notice, a notice (the “Fair Market Value Rental Notice”) setting forth Landlord’s designation of the fair market value of Base Rent for the Premises for the applicable Extension Term (the “Fair Market Value Rental”). Landlord and Tenant shall promptly commence negotiations in an effort to reach a mutually acceptable determination of the Fair Market Value Rental. If, within thirty (30) days after the date of the Fair Market Value Rental Notice, Landlord and Tenant have not agreed upon in writing a mutually acceptable Fair Market Value Rental, then, by the close of business on the tenth (10th) business day following the end of such 30-day period each of Landlord and Tenant will submit to the other its final proposed Fair Market Value Rental. If either party fails to timely submit its final proposed Fair Market Value Rental to the other as required above, then the Fair Market Value Rental shall be deemed to be that submitted by the party who has so timely acted.

(b)Within ten (10) Business Days after the last of Landlord’s or Tenant’s proposed Fair Market Value Rental is submitted, each of Landlord and Tenant will appoint a person who is an appraiser and a member of the American Institute of Real Estate Appraisers, with not less than ten (10) years’ commercial/industrial experience in the Louisville, Kentucky area (each, an “Arbitrator”) and with experience in leasing similar properties. The two (2) Arbitrators so appointed shall appoint an impartial third Arbitrator, similarly qualified, who has no business relationship with either Landlord or Tenant, within ten (10) days after the appointment of the last appointed Arbitrator, and shall notify the parties of the identity of such third Arbitrator. If the two (2) Arbitrators are unable to agree upon a third Arbitrator, either Landlord or Tenant may, upon not less than five (5) days’ written notice to the other party, apply to the American Arbitration Association for appointment of a third similarly qualified Arbitrator. The three (3) Arbitrators are referred to in this Lease as the “Arbitration Panel”. Within fifteen (15) days after the appointment of the third Arbitrator, the Arbitration Panel shall (i) conduct a hearing, at which Landlord and Tenant may each make supplemental oral and/or written presentations, with an opportunity for questioning by the members of the Arbitration Panel and (ii) select either the Landlord’s proposed Fair Market Value Rental or the Tenant’s proposed Fair Market Value Rental as the Fair Market Value Rental, which designation will constitute the Fair Market Value Rental for purposes of determining Base Rent for the applicable Extension Term. The determination of the Arbitration Panel shall be limited solely to the issue of whether Landlord’s or Tenant’s proposed Fair Market Value Rental is closest to the actual Fair Market Value Rental, and the Arbitration Panel will have no right to propose a middle ground or to modify either of the two (2) proposals. The decision of a majority of the three (3) members of the Arbitration Panel shall be binding upon Landlord and Tenant. In the event of the failure, refusal or inability of an Arbitrator to act, a successor shall be appointed in the same manner as the original Arbitrator. Each party shall pay any cost of the Arbitrator selected by such party (and their own attorneys and consultants) and one half of the cost of the third Arbitrator so selected plus one half of any other costs incurred in resolving the disagreement regarding the Fair Market Value Rental.

(c)If Landlord and Tenant reach agreement regarding the Fair Market Value Rental, or if the Arbitration Panel determines the Fair Market Value Rental, then, within thirty (30) days, the parties shall execute an amendment to this Lease confirming the terms and conditions applicable to the Extension Term, including the newly extended expiration date and the Base Rent.”

8.Deletion of Original Lease Provisions. Section 22 of the Initial Lease and Section 6 of the First Amendment are each hereby deleted in their entirety. Tenant hereby acknowledges and agrees that the Termination Option described in the Original Lease is null and void.

9.Demising Wall. Tenant may, at any time during the Term, remove the demising wall separating Expansion Premises B and Expansion Premises C (the “B/C Wall”) at Tenant’s sole cost and expense, provided that such removal may be conducted only in compliance with the terms and provisions contained in Section 10 of the Lease that are applicable to Tenant’s modifications of and/or alterations at the Premises. Notwithstanding the foregoing or anything in the Lease to the contrary, (i) Tenant shall have no obligation to remove the B/C Wall, either during or upon the expiration or earlier termination of the Term, and (ii) in the event Tenant removes the B/C Wall, Tenant shall have no obligation to restore the B/C Wall at the expiration or termination of the Lease.

10.Acceptance of Premises. Tenant hereby acknowledges that (i) Landlord shall have no obligation to perform any work to the Premises, (ii) Tenant is familiar with and has inspected the Premises, and (iii) Tenant has accepted the Premises on an “AS-IS”, “WHERE-IS” basis.

11.Guaranty. It shall be a condition precedent to the effectiveness of this Second Amendment that Guarantor shall have executed and delivered to Landlord the guaranty agreement attached as Exhibit B hereto.

12.Brokerage. Landlord shall pay a brokerage commission to Tenant’s broker, CBRE/Louisville, in accordance with a separate agreement between Landlord and CBRE/Louisville. Landlord shall have no further or separate obligation for payment of any commissions or fees to any other broker or finder. Landlord warrants to Tenant that Landlord’s sole contact with Tenant in connection with the transaction described in this

TENANT:

ALLIANCE ENTERTAINMENT, LLC, a Delaware limited liability company

By:	/s/ George W. Campagna

Name:	George W. Campagna

Its:	CFO

S-2

EXHIBIT A

PREMISES

A-1

EXHIBIT B

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of August 1st, 2014, by CD Listening Bar, Inc., a California corporation, with an address at 17822-A Gillette Ave., Irvine, CA 92614 (“Guarantor”), to KTR LOU I LLC, a Delaware limited liability company, having an office at Five Tower Bridge Road, 300 Barr Harbor Drive, Suite 150, West Conshohocken, Pennsylvania 19428 (“Landlord”).

W  I  T  N  E  S  S  E  T H:

WHEREAS, Cedar Grove-Crossdock, LLC, a Kentucky limited liability company and predecessor-in-interest to Landlord (“Original Landlord”), and Alliance Entertainment, LLC, a Delaware limited liability company, with an office at 1401 NW 136th Avenue, Suite 100, Sunrise, Florida 33323 (“Tenant”) entered into that certain Multi-Tenant Industrial Triple Net Lease dated December 14, 2007 (the “Original Lease”), whereby Original Landlord leased to Tenant, and Tenant accepted and leased from Original Landlord, certain premises in the building located at 300 Omicron Court, Shepherdsville, Kentucky (the “Building”) as more particularly described in the Original Lease; and

WHEREAS, Landlord, as successor-in-interest to Original Landlord, and Tenant entered into that certain First Amendment to Lease Agreement dated January 18, 2013 (the “First Amendment”, and together with the Original Lease, the “Pre-Existing Lease”), whereby amending the Original Lease; and

WHEREAS, Landlord has been requested by Tenant to enter into a Second Amendment to Lease Agreement dated as of the date hereof (the “Second Amendment”; and together with the Pre-Existing Lease, the “Lease”), which Second Amendment would amend the Pre-Existing Lease. Pursuant to the Lease, Landlord would lease to Tenant, and Tenant would rent from Landlord, certain premises which includes 662,087 rentable square feet in the Building, as more particularly described in the Lease.

Tenant is a[n] [direct][indirect] wholly-owned subsidiary of Guarantor and Guarantor and will derive substantial economic benefit from the execution and delivery of the Second Amendment.

Guarantor acknowledges that Landlord would not enter into the Second Amendment unless this Guaranty accompanied the execution and delivery of the Second Amendment.

Guarantor hereby acknowledges receipt of a copy of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Second Amendment and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees, on a fully joint and several basis, as follows:

1.DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined herein have the meanings assigned to them in the Lease.

2.COVENANTS OF GUARANTOR.

(a)Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety: (i) the full and prompt payment of all Base Rent and Additional Rent and all other rent, sums and charges of every type and nature payable by Tenant under the Lease, whether the same accrued prior to, or accrues on or after, the date of this Guaranty, and (ii) the full, timely and complete performance of all covenants, terms, conditions, obligations and agreements to be performed by Tenant under the Lease, whether the same arose prior to, or arise on or after, the date of this Guaranty (all of the obligations described in clauses (i) and (ii), collectively, the “Obligations”). If Tenant defaults under the Lease, Guarantor will, without notice or demand, promptly pay and perform all of the Obligations, and pay to Landlord, when and as due, all Base Rent and Additional Rent payable by Tenant under the Lease, together with all damages, costs and expenses to which Landlord is entitled pursuant to any or all of the Lease, this Guaranty and Applicable Laws.

(b)Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Landlord against Guarantor to collect Base Rent and Additional Rent and any other rent, sums and charges due under the Lease for any month or months shall not prejudice in any way Landlord’s rights to collect any such amounts due for any subsequent month or months throughout the Term in any subsequent Action, (ii) Landlord may, at its option, without prior notice or demand, join Guarantor in any Action against Tenant in connection with or based upon either or both of the Lease and any of the Obligations, (iii) Landlord may seek and obtain recovery against Guarantor in an Action against Tenant or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or against any security of Tenant held by Landlord under the Lease, and (iv) Guarantor will be conclusively bound by a judgment entered in any Action in favor of Landlord against Tenant, as if Guarantor were a party to such Action, irrespective of whether or not Guarantor is entered as a party or participates in such Action.

(c)Any default or failure by the Guarantor to perform any of its Obligations under this Guaranty shall be deemed an immediate default by Tenant under the Lease.

3.	GUARANTOR’S OBLIGATIONS UNCONDITIONAL.

(a)This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant, and without the necessity of any notice of nonpayment, nonperformance or nonobservance, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance. The obligations of Guarantor hereunder are independent of the obligations of Tenant.

(b)If the Lease is renewed, or the Term extended, for any period beyond the expiration date thereof, either pursuant to any option granted under the Lease or otherwise, or if Tenant holds over beyond the expiration date of the Lease, the obligations of Guarantor hereunder shall extend and apply to the full and faithful performance and observance of all of the Obligations under the Lease accruing during any renewal, extension or holdover period.

(c)This Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any modifications, alterations or amendments of the Lease (regardless of whether Guarantor consented to or had notice of same), (ii) any releases or discharges of Tenant other than the full release and complete discharge of all of the Obligations, (iii) Landlord’s failure or delay to assert any claim or demand or to enforce any of its rights against Tenant, (iv) any extension of time that may be granted by Landlord to Tenant, (v) any assignment or transfer of all of any part of Tenant’s interest under the Lease (whether by Tenant, by operation of law, or otherwise), (vi) any subletting, concession, franchising, licensing or permitting of the Premises, (vii) any changed or different use of the Premises, (viii) any other dealings or matters occurring between Landlord and Tenant, (ix) the taking by Landlord of any additional guarantees, or the receipt by Landlord of any collateral, from other persons or entities, (x) the release by Landlord of any other guarantor or any single Guarantor, (xi) Landlord’s release of any security provided under the Lease, or (xii) Landlord’s failure to perfect any landlord’s lien or other lien or security interest available under Applicable Laws. Without limiting the foregoing, this Guaranty shall be applicable to any obligations of Tenant arising in connection with a termination of the Lease, whether voluntary or otherwise. Guarantor hereby consents, prospectively, to Landlord’s taking or entering into any or all of the foregoing actions or omissions. For purposes of this Guaranty and the obligations and liabilities of Guarantor hereunder, “Tenant” shall be deemed to include any and all concessionaires, licensees, franchisees, department operators, assignees, subtenants, permittees or others directly or indirectly operating or conducting a business in or from the Premises or the property on which the Building is located, as fully as if any of the same were the named Tenant under the Lease.

(d)Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise by (i) the release or discharge of Tenant in any state or federal creditors’ proceedings, receivership, bankruptcy or other proceeding; (ii) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended), or from other statute, or from the order of any court; or (iii) the rejection, disaffirmance or other termination of the Lease in any such proceeding. This Guaranty shall continue to be effective if at any time the payment of any amount due under the Lease or this Guaranty is rescinded or must otherwise be returned by Landlord for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Tenant, Guarantor or otherwise, all as though such payment had not been made, and, in such event, Guarantor shall pay to Landlord an amount equal to any such payment that has been rescinded or returned.

4.WAIVERS OF GUARANTOR.

(a)Without limitation of the foregoing, Guarantor waives (i) notice of acceptance of this Guaranty and notice of dishonor, (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all defaults by Tenant in the payment of Base Rent and Additional Rent or other rent, charges or amounts, or of any other defaults by Tenant under the Lease, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder, (v) any requirement that Landlord protect, secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any collateral, and (vi) the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

(b)GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PERSON OR ENTITY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH: THIS GUARANTY; THE LEASE; ANY LIABILITY OR OBLIGATION OF TENANT IN ANY MANNER RELATED TO THE PREMISES AND/OR THE PROPERTY ON WHICH THE BUILDING IS LOCATED; ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE LEASE, THE PREMISES AND/OR THE PROPERTY ON WHICH THE BUILDING IS LOCATED; ANY ACT OR OMISSION OF TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUPPLIERS, SERVANTS, CUSTOMERS, CONCESSIONAIRES, FRANCHISEES, PERMITTEES OR LICENSEES; OR ANY ASPECT OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, ON OR FROM THE PREMISES AND/OR THE PROPERTY ON WHICH THE BUILDING IS LOCATED. GUARANTOR SHALL NOT IMPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF RENT IN ANY ACTION BROUGHT BY LANDLORD AGAINST GUARANTOR UNDER THIS GUARANTY. GUARANTOR SHALL NOT BE ENTITLED TO MAKE, AND HEREBY WAIVES, ANY AND ALL DEFENSES AGAINST ANY CLAIM ASSERTED BY LANDLORD OR IN ANY SUIT OR ACTION INSTITUTED BY LANDLORD TO ENFORCE THIS GUARANTY OR THE LEASE. IN ADDITION, GUARANTOR HEREBY WAIVES, BOTH WITH RESPECT TO THE LEASE AND WITH RESPECT TO THIS GUARANTY, ANY AND ALL RIGHTS WHICH ARE WAIVED BY TENANT UNDER THE LEASE, IN THE SAME MANNER AS IF ALL SUCH WAIVERS WERE FULLY RESTATED HEREIN. THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS PRIMARY AND UNCONDITIONAL.

5.SUBROGATION. Guarantor shall not be subrogated, and hereby waives and disclaims any claim or right against Tenant by way of subrogation or otherwise, to any of the rights of Landlord under the Lease or otherwise, or in either or both of the Premises and the property on which the Building is located, which may arise by any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its Obligations hereunder. Guarantor shall look solely to Tenant for any recoupment of any payments made or costs or expenses incurred by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall hold such amount in trust for Landlord and shall pay such amount to Landlord immediately following receipt by Guarantor, to be applied against the Obligations, whether matured or unmatured, in such order as Landlord may determine. Guarantor hereby subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

6.REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants that:

(a)Guarantor is a corporation duly formed and validly existing under the laws of the State of California; has all requisite power and authority to enter into and perform its obligations under this Guaranty; and this Guaranty is valid and binding upon and enforceable against Guarantor without the requirement of further action or condition.

(b)The execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene any applicable laws, ordinances, rates and regulations or any contractual restriction binding on or affecting Guarantor or any of its properties, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(c)There is no action, suit or proceeding pending or threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator that may materially adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

(d)Guarantor’s principal place of business is 17822-A Gillette Avenue, Irvine, CA 92614.

(e)Tenant is a[n] [direct][indirect] wholly-owned subsidiary of Guarantor.

7.NOTICES. Any consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be given as provided in the Lease, as follows:

(a)if to Guarantor at Guarantor’s address set forth on the first page of this Guaranty; and

(b)if to Landlord, at Landlord’s address set forth in the Lease (with a copy to Landlord’s attorney as also set forth in the Lease); or to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 7.

8.CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. The undersigned hereby (a) consents and submits to the jurisdiction of the courts of the the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

(g)Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the Lease or this Guaranty.

(h)The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the Commonwealth of Kentucky, without giving effect to the principles of conflicts of law.

(i)The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the Obligations of Guarantor hereunder.

(j)Guarantor shall deliver to Landlord, upon request by Landlord, financial statements for Guarantor prepared by an independent public accountant in the ordinary course of the business and in accordance with customary accounting practices.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

CD Listening Bar, Inc., a California corporation

By:	/s/ George W. Campagna

Name:	George W. Campagna

Its:	CFO

Alliance Entertainment LLC

KY Rent schedule Cash Basis

2014	January	February	March	April	May	June	July	August	September	October	November	December	Total
							1	2	3	4	5	6
Total Sq. Feet							662,087	662,087	662,087	662,087	662,087	662,087
Cost per Foot							3.75	3.75	3.75	3.75	3.75	3.75
Base Rent							-	-	-	-	-	206,902.19	206,902.19
Management fee							-	-	-	-	-	4,138.04	4,138.04
Cam expenses							-	-	-	-	-	29,351.00	29,351.00
	-	-	-	-	-	-	-	-	-	-	-	240,391.23	240,391.23

2015	January	February	March	April	May	June	July	August	September	October	November	December	Total
	7	8	9	10	11	12	13	14	15	16	17	18
Total Sq. Feet	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087
Cost per Foot	3.75	3.75	3.75	3.75	3.75	3.75	3.75	3.75	3.75	3.75	3.75	3.825
Base Rent	206,902.19	206,902.19	206,902.19	206,902.19	206,902.19	206,902.19	206,902.19	206,902.19	206,902.19	206,902.19	206,902.19	211,040.23	2,486,964.29
Management fee	4,138.04	4,138.04	4,138.04	4,138.04	4,138.04	4,138.04	4,138.04	4,138.04	4,138.04	4,138.04	4,138.04	4,220.80	49,739.29
Cam expenses	29,351.00	29,351.00	29,351.00	29,351.00	29,351.00	29,351.00	29,351.00	29,351.00	29,351.00	29,351.00	29,351.00	29,351.00	352,212.00
	240,391.23	240,391.23	240,391.23	240,391.23	240,391.23	240,391.23	240,391.23	240,391.23	240,391.23	240,391.23	240,391.23	244,612.04	2,888,915.58

2016	January	February	March	April	May	June	July	August	September	October	November	December	Total
	19	20	21	22	23	24	25	26	27	28	29	30
Total Sq. Feet	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087
Cost per Foot	3.825	3.825	3.825	3.825	3.825	3.825	3.825	3.825	3.825	3.825	3.825	3.90
Base Rent	211,040.23	211,040.23	211,040.23	211,040.23	211,040.23	211,040.23	211,040.23	211,040.23	211,040.23	211,040.23	211,040.23	215,261.04	2,536,703.58
Management fee	4,220.80	4,220.80	4,220.80	4,220.80	4,220.80	4,220.80	4,220.80	4,220.80	4,220.80	4,220.80	4,220.80	4,305.22	50,734.07
Cam expenses	30,525.04	30,525.04	30,525.04	30,525.04	30,525.04	30,525.04	30,525.04	30,525.04	30,525.04	30,525.04	30,525.04	30,525.04	366,300.48
	245,789.90	245,789.90	245,789.90	245,789.90	245,789.90	245,789.90	245,789.90	245,789.90	245,789.90	245,789.90	245,789.90	250,095.20	2,953,738.13

2017	January	February	March	April	May	June	July	August	September	October	November	December	Total
	31	32	33	34	35	36	37	38	39	40	41	42
Total Sq. Feet	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087
Cost per Foot	3.90	3.90	3.90	3.90	3.90	3.90	3.90	3.90	3.90	3.90	3.90	3.98
Base Rent	215,261.04	215,261.04	215,261.04	215,261.04	215,261.04	215,261.04	215,261.04	215,261.04	215,261.04	215,261.04	215,261.04	219,566.26	2,587,437.65
Management fee	4,305.22	4,305.22	4,305.22	4,305.22	4,305.22	4,305.22	4,305.22	4,305.22	4,305.22	4,305.22	4,305.22	4,391.33	51,748.75
Cam expenses	31,746.04	31,746.04	31,746.04	31,746.04	31,746.04	31,746.04	31,746.04	31,746.04	31,746.04	31,746.04	31,746.04	31,746.04	380,952.50
	251,312.30	251,312.30	251,312.30	251,312.30	251,312.30	251,312.30	251,312.30	251,312.30	251,312.30	251,312.30	251,312.30	255,703.63	3,020,138.91

2018	January	February	March	April	May	June	July	August	September	October	November	December	Total
	43	44	45	46	47	48	49	50	51	52	53	54
Total Sq. Feet	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087
Cost per Foot	3.98	3.98	3.98	3.98	3.98	3.98	3.98	3.98	3.98	3.98	3.98	4.06
Base Rent	219,566.26	219,566.26	219,566.26	219,566.26	219,566.26	219,566.26	219,566.26	219,566.26	219,566.26	219,566.26	219,566.26	223,957.58	1,756,530.08
Management fee	4,391.33	4,391.33	4,391.33	4,391.33	4,391.33	4,391.33	4,391.33	4,391.33	4,391.33	4,391.33	4,391.33	4,479.15	35,130.60
Cam expenses	33,015.88	33,015.88	33,015.88	33,015.88	33,015.88	33,015.88	33,015.88	33,015.88	33,015.88	33,015.88	33,015.88	33,015.88	264,127.07
	256,973.47	256,973.47	256,973.47	256,973.47	256,973.47	256,973.47	256,973.47	256,973.47	256,973.47	256,973.47	256,973.47	261,452.61	2,055,787.75

Alliance Entertainment LLC

KY Rent schedule Cash Basis

2019	January	February	March	April	May	June	July	August	September	October	November	December	Total
	55	56	57	58	59	60	61	62	63	64	65	66
Total Sq. Feet	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087
Cost per Foot	4.06	4.06	4.06	4.06	4.06	4.06	4.06	4.06	4.06	4.06	4.06	4.14
Base Rent	223,957.58	223,957.58	223,957.58	223,957.58	223,957.58	223,957.58	223,957.58	223,957.58	223,957.58	223,957.58	223,957.58	228,436.73	1,791,660.64
Management fee	4,479.15	4,479.15	4,479.15	4,479.15	4,479.15	4,479.15	4,479.15	4,479.15	4,479.15	4,479.15	4,479.15	4,568.73	35,833.21
Cam expenses	34,336.52	34,336.52	34,336.52	34,336.52	34,336.52	34,336.52	34,336.52	34,336.52	34,336.52	34,336.52	34,336.52	34,336.52	274,692.15
	262,773.25	262,773.25	262,773.25	262,773.25	262,773.25	262,773.25	262,773.25	262,773.25	262,773.25	262,773.25	262,773.25	267,341.98	2,102,186.00

2020	January	February	March	April	May	June	July	August	September	October	November	December	Total
	67	68	69	70	71	72	73	74	75	76	77	78
Total Sq. Feet	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087
Cost per Foot	4.14	4.14	4.14	4.14	4.14	4.14	4.14	4.14	4.14	4.14	4.14	4.22
Base Rent	228,436.73	228,436.73	228,436.73	228,436.73	228,436.73	228,436.73	228,436.73	228,436.73	228,436.73	228,436.73	228,436.73	233,005.47	1,827,493.84
Management fee	4,568.73	4,568.73	4,568.73	4,568.73	4,568.73	4,568.73	4,568.73	4,568.73	4,568.73	4,568.73	4,568.73	4,660.11	36,549.88
Cam expenses	35,709.98	35,709.98	35,709.98	35,709.98	35,709.98	35,709.98	35,709.98	35,709.98	35,709.98	35,709.98	35,709.98	35,709.98	285,679.83
	268,715.44	268,715.44	268,715.44	268,715.44	268,715.44	268,715.44	268,715.44	268,715.44	268,715.44	268,715.44	268,715.44	273,375.56	2,149,723.55

2021	January	February	March	April	May	June	July	August	September	October	November	December	Total
	79	80	81	82	83	84	85	86	87	88	89	90
Total Sq. Feet	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087
Cost per Foot	4.22	4.22	4.22	4.22	4.22	4.22	4.22	4.22	4.22	4.22	4.22	4.31
Base Rent	233,005.47	233,005.47	233,005.47	233,005.47	233,005.47	233,005.47	233,005.47	233,005.47	233,005.47	233,005.47	233,005.47	237,665.58	1,864,043.76
Management fee	4,660.11	4,660.11	4,660.11	4,660.11	4,660.11	4,660.11	4,660.11	4,660.11	4,660.11	4,660.11	4,660.11	4,753.31	37,280.88
Cam expenses	37,138.38	37,138.38	37,138.38	37,138.38	37,138.38	37,138.38	37,138.38	37,138.38	37,138.38	37,138.38	37,138.38	37,138.38	297,107.03
	274,803.96	274,803.96	274,803.96	274,803.96	274,803.96	274,803.96	274,803.96	274,803.96	274,803.96	274,803.96	274,803.96	279,557.27	2,198,431.66

2022	January	February	March	April	May	June	July	August	September	October	November	December	Total
	91	92	93	94	95	96	97	98	99	100	101	102
Total Sq. Feet	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087
Cost per Foot	4.31	4.31	4.31	4.31	4.31	4.31	4.31	4.31	4.31	4.31	4.31	4.39
Base Rent	237,665.58	237,665.58	237,665.58	237,665.58	237,665.58	237,665.58	237,665.58	237,665.58	237,665.58	237,665.58	237,665.58	242,418.89	1,901,324.64
Management fee	4,753.31	4,753.31	4,753.31	4,753.31	4,753.31	4,753.31	4,753.31	4,753.31	4,753.31	4,753.31	4,753.31	4,848.38	38,026.49
Cam expenses	38,623.91	38,623.91	38,623.91	38,623.91	38,623.91	38,623.91	38,623.91	38,623.91	38,623.91	38,623.91	38,623.91	38,623.91	308,991.31
	281,042.81	281,042.81	281,042.81	281,042.81	281,042.81	281,042.81	281,042.81	281,042.81	281,042.81	281,042.81	281,042.81	285,891.18	2,248,342.44

2023	January	February	March	April	May	June	July	August	September	October	November	December	Total
	103	104	105	106	107	108	109	110	111	112	113	114
Total Sq. Feet	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087
Cost per Foot	4.39	4.39	4.39	4.39	4.39	4.39	4.39	4.39	4.39	4.39	4.39	4.48
Base Rent	242,418.89	242,418.89	242,418.89	242,418.89	242,418.89	242,418.89	242,418.89	242,418.89	242,418.89	242,418.89	242,418.89	247,267.27	1,939,351.12
Management fee	4,848.38	4,848.38	4,848.38	4,848.38	4,848.38	4,848.38	4,848.38	4,848.38	4,848.38	4,848.38	4,848.38	4,945.35	38,787.02
Cam expenses	40,168.87	40,168.87	40,168.87	40,168.87	40,168.87	40,168.87	40,168.87	40,168.87	40,168.87	40,168.87	40,168.87	40,168.87	321,350.96
	287,436.14	287,436.14	287,436.14	287,436.14	287,436.14	287,436.14	287,436.14	287,436.14	287,436.14	287,436.14	287,436.14	292,381.49	2,299,489.10

2024	January	February	March	April	May	June	July	August	September	October	November	Total
	115	116	117	118	119	120	121	122	123	124	125
Total Sq. Feet	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087	662,087
Cost per Foot	4.48	4.48	4.48	4.48	4.48	4.48	4.48	4.48	4.48	4.48	4.48
Base Rent	247,267.27	247,267.27	247,267.27	247,267.27	247,267.27	247,267.27	247,267.27	247,267.27	247,267.27	247,267.27	247,267.27	1,978,138.16
Management fee	4,945.35	4,945.35	4,945.35	4,945.35	4,945.35	4,945.35	4,945.35	4,945.35	4,945.35	4,945.35	4,945.35	39,562.76
Cam expenses	41,775.63	41,775.63	41,775.63	41,775.63	41,775.63	41,775.63	41,775.63	41,775.63	41,775.63	41,775.63	41,775.63	334,205.00
	293,988.24	293,988.24	293,988.24	293,988.24	293,988.24	293,988.24	293,988.24	293,988.24	293,988.24	293,988.24	293,988.24	2,351,905.92